UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 6, 2009
NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 7, 2009, Novavax, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2009 and will conduct a previously announced, publicly available conference call to discuss those results as well as to provide an update on the status of the Company’s business operations.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in this Item 2.02 of Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2009, the Board of Directors appointed Frederick W. Driscoll as its Vice President, Chief Financial Officer and Treasurer. Mr. Driscoll will commence employment on August 24, 2009.
Mr. Driscoll, 58, was with Genelabs Technologies, Inc. from 2007 to January 2009, where he served as Chief Financial Officer from 2007 to February 2008, as Interim Chief Executive Officer from February 2008 to August 2008, and as President and Chief Executive Officer from September 2008 to January 2009. Prior to that, Mr. Driscoll served as the Chief Financial Officer for Astraris, Inc. during 2006 and 2007. From 2000 to 2006, Mr. Driscoll was employed by OxiGENE, Inc., where he served as President and Chief Executive Officer from 2002 to 2006.
Pursuant to an agreement between the Company and Mr. Driscoll dated August 6, 2009 (the “Employment Agreement”), Mr. Driscoll will receive an annual base salary of $275,000. Under the Company’s incentive bonus plan, Mr. Driscoll is eligible to receive a target performance bonus of 40% of his base salary, or any other percentage deemed appropriate based upon Mr. Driscoll’s and the Company’s achievement of certain specified goals, as determined by the President and CEO and Board of Directors, or any subcommittee thereof. The bonus may be paid out partly in cash and partly in shares of restricted stock at the discretion of the Board of Directors. On Mr. Driscoll’s start date, the Company will grant Mr. Driscoll stock options to purchase 220,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on such date and 10,000 shares of restricted stock. Mr. Driscoll is also eligible for additional stock awards based upon performance, subject to the approval of the President and CEO and the Board of Directors. Mr. Driscoll also is entitled to participate in the Company’s benefits and insurance programs, including its Change of Control Severance Benefit Plan, and is entitled to four weeks of paid vacation.
The Employment Agreement also includes confidentiality and non-competition provisions. Mr. Driscoll agreed not to compete with the Company for a period of twelve months following termination of his employment. If Mr. Driscoll is terminated without cause or if Mr. Driscoll terminates his employment for good reason, he is entitled to a lump sum payment equal to twelve months of his then effective salary.
A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
The Company issued a press release announcing the appointment of Mr. Driscoll as its Chief Financial Officer on August 6, 2009. A copy of the release is furnished with this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
Exhibits

10.1	Employment Agreement between Novavax, Inc. and Frederick Driscoll dated August 6, 2009.

99.1	Press Release issued by Novavax, Inc. dated August 7, 2009 announcing financial results for the second quarter ended June 30, 2009.

99.2	Press Release issued by Novavax, Inc. dated August 6, 2009 announcing the appointment of Frederick W. Driscoll as Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Novavax, Inc. (Registrant)
August 7, 2009	By:	/s/ Rahul Singhvi
		Name:	Rahul Singhvi
		Title:	President and Chief Executive Officer